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                            AMENDMENT NO. 1 TO THE
                        1995 OMNIBUS COMPENSATION PLAN


     Pursuant to Section 15 of the El Paso Natural Gas Company 1995 Omnibus Compensation Plan (the "Plan"), the Plan is hereby amended as follows, effective July 21, 1995:

     Section 9.5(c) is amended to read as follows:

     "(c) Form of Payment

          A Participant or a Participant's Beneficiary shall be entitled to receive from the Company a benefit payment as provided pursuant to Sections 9.5(b)(i) or 9.5(b)(ii), as applicable, equal to the product of the Adjusted Value and the number of vested Units of a Participant. Such payment shall be made as soon as practicable following the applicable Valuation Date in accordance with this Section 9.5(c).

          Except as provided in Sections 9.5(d) and 9.7, benefit payments made to a Participant pursuant to this Section 9, shall be made as follows:

          (i) Participants employed by the Company holding the position of Chairman of the Board, President or Chief Executive Officer and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

               (A)  50% (fifty percent) in cash and
               (B)  50% (fifty percent) in Common Stock.

          (ii) Participants employed by the Company holding the position of Vice Chairman of the Board, Chief Operating Officer, or
          Executive Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

               (A)  60% (sixty percent) in cash and
               (B)  40% (forty percent) in Common Stock.

          (iii) Participants employed by the Company holding the position of Senior Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

               (A)  75% (seventy-five percent) in cash and
               (B)  25% (twenty-five percent) in Common Stock."

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      Section 9.6 is amended to read as follows:

      "9.6  DEFERRED PAYMENT

           Prior to the time that Units first vest pursuant to Section 9.3, the Participant may, subject to the consent of the Management Committee and in accordance with procedures that the Management Committee has approved, elect to have all or a portion (subject to a $1,000 minimum) of the lump-sum cash payment payable pursuant to section 9.5(c) with respect to such vested Units deferred according to the terms and conditions of the Company's Deferred Compensation Plan."

      IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this amendment to be duly executed on this 21st day of July, 1995.

                                        EL PASO NATURAL GAS COMPANY


Attest:                                 By: /s/ Joel Richards III

/s/ Stacy J. Jones                      Title:  Senior Vice President
                                                Human Resources and
                                                Administration